UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 5, 2011 (January 4, 2011)

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07:	Submission of Matters to a Vote of Security Holders

On January 4, 2011, Sycamore Networks, Inc. (the “Registrant”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”). The following is a brief description and vote count of all items voted on at the Annual Meeting:

Item No. 1 — Election of Directors. The following persons were elected to serve for three-year terms as Class II Directors of the Registrant with the following vote:

Nominees	For	Withheld	Non-votes
Gururaj Deshpande	23,911,505	388,195	2,610,019
Craig R. Benson	24,165,035	134,665	2,610,019

Item No. 2 — Ratification of Auditors. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending July 31, 2011 was approved by the stockholders with the following vote:

For	Against	Abstention	Non-votes
26,738,849	151,839	19,031	0

Item No. 3 — Stockholder Proposal. The stockholder proposal requesting that the Board of Directors adopt a simple majority vote standard in the Registrant’s Amended and Restated Certificate of Incorporation and By-Laws was not approved by the stockholders with the following vote:

For	Against	Abstention	Non-votes
6,968,075	16,990,341	341,234	2,610,019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

/S/ PAUL F. BRAUNEIS
Paul F. Brauneis Chief Financial Officer
Vice President, Finance and Administration and Treasurer
(Duly Authorized Officer and Principal Financial and Accounting Officer)

Dated: January 5, 2011